Exhibit 10.1

BOREAS RESEARCH CORPORATION

1551 2ND  STREET, SUITE 500

SARASOTA, FLORIDA 34236

April 17, 2009

Mr. Peter Wanner, President

First National Energy Corporation

227 Bellevue Way Northeast, #219

Bellevue WA 98004

Re: Letter of Intent

Dear Mr. Wanner:

This Letter of Intent (this “LOI”) is effective as of the above date, and is made by and between First National Energy Corporation, a Nevada corporation (hereinafter referred to as “FNEC”), whose principal business address is set forth above, and Boreas Research Corporation, a Florida corporation, (hereinafter referred to as “BRC”), whose principal address is set forth above, and confirms our recent discussions and sets forth in principle the terms upon which FNEC will be acquired by BRC in consideration of a technology license to be issued to FNEC by BRC.

The purpose of this LOI is to memorialize the basic understandings of the parties and certain terms and conditions that have been discussed heretofore. This LOI shall not constitute the complete statement of the agreement or commitment on the part of the parties with respect to the matters described herein. However, as a letter of intent, this document shall impose on the parties the obligation to complete any and all outstanding matters in good faith expeditiously towards a final agreement that shall be legally binding upon all parties hereto when executed.

REPRESENTATIONS

1. FNEC represents as follows:

(a) FNEC is a corporation duly organized under the laws of the State of Nevada and is validly existing and duly qualified to do business; and

(b) FNEC is authorized to issue 300 million shares of Common Stock, of which 765,228 shares are presently issued and outstanding. FNEC is a reporting company, and its shares are quoted for trading on the OTC Bulletin Board exchange with the symbol “FNEC.”

2.

BRC represents as follows:

(a)

BRC is a corporation duly organized under the laws of the State of

Florida and is validly existing and duly qualified to do business in each jurisdiction where such qualification is material to its business;

(b) BRC has the alternative energy technology assets, processes and business prospects (herein the “Technology”) that have been disclosed in confidence to management of FNEC; and

(c) The stockholders of BRC desire liquidity of their investment in the Technology and the opportunity to raise capital and make acquisitions in the future, to further the development and exploitation of the Technology.

DEFINITIVE AGREEMENT

3.

The parties intend to enter into a Definitive Agreement whereby (a) BRC will issue a permanent license of the Technology to FNEC, limited by defined territory to the United States and Canada, (b) BRC (or, at the election of BRC, the stockholders of BRC, ratably) will receive 98,915,000 new restricted shares of FNEC and will thereby become the controlling stockholders of FNEC by holding 99.23% of all issued and outstanding common shares of FNEC, and (c) the parties shall make such other agreements as the parties shall mutually agree, in order to carry out the purposes and intent hereof.

4.

At the closing of the transaction (the “Acquisition”), the directors of BRC shall be elected to the board of directors of FNEC (to serve with the current sole director of FNEC) and the officers of BRC shall be elected to the positions of CEO, President and Vice President of FNEC (with the current serving CFO of FNEC to continue in such office).

5.

The obligations of the parties to consummate the Acquisition will be subject to the following conditions:

(a) The approval of the Acquisition by the directors and stockholders of BRC and the directors and stockholders of FNEC;

(b) The approval of FNEC and BRC of the form and content of the Definitive Agreement;

(c) The approval by FNEC management of further due diligence materials to be provided by BRC concerning the Technology; and

(d) The approval by BRC of due diligence materials to be provided by FNEC.

ADDITIONAL TERMS AND CONDITIONS

6.

Each party shall bear their own legal and other expenses with respect to their negotiations and the Acquisition.

7.

FNEC and BRC agree to indemnify the other party for any finder’s fees for which they are responsible.

8.

FNEC and BRC will keep confidential the due diligence information received by them from the other party, and will not disclose the subject matter to any third parties except in a manner approved in advance by the other party.

9.

Upon the execution of this LOI, the parties will cooperate in the negotiation and preparation of the Definitive Agreement and other necessary documentation and will use all reasonable efforts to satisfy the conditions set forth herein which are under their control.

10.

Subject to applicable requirements, no news releases or other announcements shall be made prior to closing except as shall first be approved in writing by the parties.

11.

This LOI is to be performed in Sarasota, Florida. Therefore, venue for any action regarding the interpretation or enforcement of this LOI shall be in Sarasota County, Florida.

IN WITNESS WHEREOF, the Parties have executed this Letter of Intent on the date first above written.

Boreas Research Corporation

Dated: April 17, 2009
	By:	/s/ DOUG LINDEBLOM
	Name: Its:	Doug Lindeblom President

First National Energy Corporation

Dated: April 17, 2009
	By:	/s/ PETER WANNER
	Name: Its:	Peter Wanner President